UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2019

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)
Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283

(Commission File Number)	(IRS Employer Identification No.)

One SE Convenience Blvd., Ankeny, Iowa	50021

(Address of principal executive Offices)	(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)
NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CASY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2019, Casey’s General Stores, Inc. (the “Company”) provided a separation agreement and general release (the “Separation Agreement”) to Cindi W. Summers, Senior Vice President - Human Resources of the Company, in connection with her resignation effective as of August 26, 2019.

Subject to the effectiveness and irrevocability of the release of claims set forth in the Separation Agreement, the Separation Agreement provides that Ms. Summers will receive a lump sum cash payment equal to 12 months base salary and an amount equal to 12 months of Ms. Summer’s monthly COBRA premiums.  Ms. Summers will forfeit any equity-based awards that have not yet vested as of the date of her separation.  In addition, the Separation Agreement provides that Ms. Summers will be subject to confidentiality, non-competition and non-solicitation covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Dated: August 30, 2019	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and
Chief Financial Officer